           UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                              FORM 11-K


(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
       1934 [FEE REQUIRED]

For the fiscal year ended                      September 30, 1996
                          ----------------------------------------------------
                                                        OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
       ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                       to
                               --------------------        --------------------

Commission file number                        1-11556
                       -------------------------------------------------------

             UNI-MARTS, INC. RETIREMENT SAVINGS & INCENTIVE PLAN
-------------------------------------------------------------------------------
                       (Full title of the plan)

                                 UNI-MARTS, INC.
-------------------------------------------------------------------------------
     (Name of issuer of the securities held pursuant to the plan)

477 East Beaver Avenue, State College, PA                            16801-5690
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



























                   This Document Contains 17 Pages.
                      Exhibit Index on Page 16.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

TABLE OF CONTENTS
-------------------------------------------------------------------------------
                                                                       Page

INDEPENDENT AUDITORS' REPORT                                           3

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1996 AND 1995 AND FOR THE
  THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1996:

 Statements of Net Assets Available for Benefits                       4-5

 Statements of Changes in Net Assets Available for Benefits            6-8

 Notes to Financial Statements                                         9-12

SUPPLEMENTAL SCHEDULES AS OF SEPTEMBER 30, 1996
 AND FOR THE YEAR THEN ENDED:

 Item 27a - Schedule of Assets Held for Investment Purposes           13

 Item 27d - Schedule of Reportable Transactions Involving
  Securities of the Same Issue Where the Aggregate Amount
  Exceeds 5% of Beginning Plan Value                                  14


Supplemental schedules not included herein are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Trustees and Participants of
 Uni-Marts, Inc. Retirement Savings & Incentive Plan
State College, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of Uni-Marts, Inc. Retirement Savings & Incentive Plan as of September 30, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1996 and 1995, and the changes in net assets available for benefits for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, except for the omission of certain historical cost information in the supplemental schedules, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/S/ DELOITTE & TOUCHE LLP

November 20, 1996

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1996
-------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    -------------------------------------------------------------
                                                                                       Uni-Marts,
                                                                                          Inc.
                                      Money      Government    Capital        High       Common
                                      Market       Income       Growth       Income      Stock        Total
ASSETS                                 Fund         Fund         Fund         Fund        Fund

Cash                                 $ 36,078     $  5,017   $    5,022     $  6,168                $   52,285
                                     --------     --------   ----------     --------                ----------
Investments, at fair value:

  Uni-Marts, Inc. Common Stock,
   131,942 shares:                                                                     $1,088,524    1,088,524
     Pooled funds                     484,119      648,414    1,576,769      555,407                 3,264,709
     Participant loans                 49,845                                                           49,845
                                     --------     --------   ----------     --------   ----------   ----------
           Total investments          533,964      648,414    1,576,769      555,407    1,088,524    4,403,078
                                     --------     --------   ----------     --------   ----------   ----------
     Contributions receivable           2,812        2,216        4,924        2,132                    12,084
     Interfund receivable (payable)       (30)          60          (30)                                     0
                                     --------     --------   ----------     --------   ----------   ----------
                                        2,782        2,276        4,894        2,132                    12,084
                                     --------     --------   ----------     --------   ----------   ----------

NET ASSETS AVAILABLE FOR BENEFITS    $572,824     $655,707   $1,586,685     $563,707   $1,088,524   $4,467,447
                                     ========     ========   ==========     ========   ==========   ==========

See notes to financial statements.


UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1995
-------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                        Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital        High        Common
                                      Market       Income       Growth       Income       Stock        Total
ASSETS                                 Fund         Fund         Fund         Fund         Fund

Cash                                 $ 18,625     $  5,044   $    5,101     $  4,947                $   33,717
                                     --------     --------   ----------     --------                ----------
Investments, at fair value:

  Uni-Marts, Inc. Common Stock,
   121,345 shares:                                                                       $849,414      849,414
     Pooled funds                     592,318      553,433    1,243,344      449,527                 2,838,622
     Participant loans                 58,607                                                           58,607
                                     --------     --------   ----------     --------     --------   ----------
              Total investments       650,925      553,433    1,243,344      449,527      849,414    3,746,643
                                     --------     --------   ----------     --------     --------   ----------
     Contributions receivable           2,909        2,211        3,823        1,841                    10,784
     Interfund receivable (payable)    (5,435)      10,188       (1,554)      (3,199)                        0
                                     --------     --------   ----------     --------     --------   ----------
                                       (2,526)      12,399        2,269       (1,358)                   10,784
                                     --------     --------   ----------     --------     --------   ----------
NET ASSETS AVAILABLE FOR BENEFITS    $667,024     $570,876   $1,250,714     $453,116     $849,414   $3,791,144
                                     ========     ========   ==========     ========     ========   ==========

See notes to financial statements.


UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1996
---------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                        Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital        High        Common
                                      Market       Income       Growth       Income       Stock        Total
                                       Fund         Fund         Fund         Fund         Fund

NET ASSETS AVAILABLE FOR BENEFITS,
   BEGINNING OF YEAR                 $667,024     $570,876    $1,250,714    $453,116     $849,414    $3,791,144
                                     --------     --------    ----------    --------   ----------    ----------
ADDITIONS:
   Participant Contributions           79,445       60,281       124,149      53,502       70,602       387,979
   Employer Contributions                                                                 113,641       113,641
   Interest and dividend income        30,421       39,924       133,891      42,192       15,018       261,446
   Net appreciation (depreciation)
    in fair value of plan assets                   (15,122)      114,239       3,125      156,720       258,962
   Interfund transfers               (137,004)      49,394        40,067      61,000      (13,457)            0
                                     --------     --------    ----------   ---------   ----------   -----------
          Total additions             (27,138)     134,477       412,346     159,819      342,524     1,022,028
                                     --------     --------    ----------   ---------   ----------   -----------
DEDUCTIONS:
   Payments to beneficiaries          (67,025)     (49,646)      (76,375)    (49,228)    (103,414)     (345,688)
   Other                                  (37)                                                              (37)
                                     --------     --------    ----------   ---------   ----------   -----------
          Total deductions            (67,062)     (49,646)      (76,375)    (49,228)    (103,414)     (345,725)
                                     --------     --------    ----------   ---------   ----------   -----------
(DECREASE) INCREASE IN NET ASSETS     (94,200)      84,831       335,971     110,591      239,110       676,303
                                     --------     --------    ----------   ---------   ----------   -----------
NET ASSETS AVAILABLE FOR BENEFITS,
   END OF YEAR                       $572,824     $655,707    $1,586,685   $563,707    $1,088,524    $4,467,447
                                     ========     ========    ==========   =========   ==========   ===========

See notes to financial statements


UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1995
---------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                         Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital         High        Common
                                      Market       Income       Growth        Income       Stock        Total
                                       Fund         Fund         Fund          Fund         Fund

NET ASSETS AVAILABLE FOR BENEFITS,
   BEGINNING OF YEAR                 $533,061     $512,489     $  956,595     $394,186     $487,208   $2,883,539
                                     --------     --------     ----------     --------     --------   ----------
ADDITIONS:
   Participant Contributions           81,419       63,675        109,106       52,439       53,421      360,060
   Employer Contributions                                                                   111,139      111,139
   Interest and dividend income        27,003       35,691         35,691       38,747       12,420      149,552
   Net appreciation in fair value
    of plan assets                                  29,949        219,302       20,257      226,142      495,650
   Interfund transfers                 62,973      (24,801)       (31,962)      (8,423)       2,213            0
   Rollover contribution                1,033          344                       172            172        1,721
                                     --------     --------     ----------     --------     --------   ----------
          Total additions             172,428      104,858        332,137      103,192      405,507    1,118,122
                                     --------     --------     ----------     --------     --------   ----------
DEDUCTIONS:
   Payments to beneficiaries          (38,362)     (46,471)       (38,018)     (44,247)     (43,301)    (210,399)
   Other                                 (103)                                     (15)                     (118)
                                     --------     --------     ----------     --------     --------   ----------
          Total deductions            (38,465)     (46,471)       (38,018)     (44,262)     (43,301)    (210,517)
                                     --------     --------     ----------     --------     --------   ----------
INCREASE IN NET ASSETS                133,963       58,387        294,119       58,930      362,206      907,605
                                     --------     --------     ----------     --------     --------   ----------
NET ASSETS AVAILABLE FOR BENEFITS,
   END OF YEAR                       $667,024     $570,876     $1,250,714     $453,116     $849,414   $3,791,144
                                     ========     ========     ==========     ========     ========   ==========

See notes to financial statements

                                                 7

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1994
---------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                        Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital        High        Common
                                      Market       Income       Growth       Income       Stock        Total
                                       Fund         Fund         Fund         Fund         Fund

NET ASSETS AVAILABLE FOR BENEFITS,
   BEGINNING OF YEAR                 $542,221     $602,764     $989,257     $419,214     $415,914   $2,969,370
                                     --------     --------     --------     --------     --------   ----------
ADDITIONS:
   Participant Contributions           82,850       73,631      117,590       55,477       46,974      376,522
   Employer Contributions                                                                 113,811      113,811
   Interest and dividend income        18,067       37,342       74,336       35,512        9,271      174,528
   Net (depreciation) in fair value
     of plan asset                                 (54,480)     (58,703)     (35,611)     (15,762)    (164,556)
   Interfund transfers                 61,378      (46,793)     (30,860)      13,678        2,597            0
                                     --------     --------     --------     --------     --------   ----------
          Total additions             162,295        9,700      102,363       69,056      156,891      500,305
                                     --------     --------     --------     --------     --------   ----------
DEDUCTIONS:
   Payments to beneficiaries         (170,657)     (99,975)    (135,017)     (94,076)     (85,597)    (585,322)
   Other                                 (798)                       (8)          (8)                     (814)
                                     --------     --------     --------     --------     --------   ----------
          Total deductions           (171,455)     (99,975)    (135,025)     (94,084)     (85,597)    (586,136)
                                     --------     --------     --------     --------     --------   ----------
(DECREASE) INCREASE IN NET ASSETS      (9,160)     (90,275)     (32,662)     (25,028)      71,294      (85,831)
                                     --------     --------     --------     --------     --------   ----------
NET ASSETS AVAILABLE FOR BENEFITS,
   END OF YEAR                       $533,061     $512,489     $956,595     $394,186     $487,208   $2,883,539
                                     ========     ========     ========     ========     ========   ==========

See notes to financial statements


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
-------------------------------------------------------------------------------

1.   THE PLAN

     Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan"), a defined contribution plan, was established October 1, 1983 to include all full-time employees of the former parent of Uni-Marts, Inc. and certain of its subsidiaries and related companies. Effective October 1, 1987, the Plan was amended and restated to include only the employees of Uni-Marts, Inc. and its affiliates (the "Company"). The assets of the Plan attributable to employees of the former parent and related companies were spun off from the Plan effective the date of the amendment. Uni-Marts, Inc. is the Trustee of the Plan.

     Effective October 1, 1992, the Plan was amended and restated. The effect of this amendment is to reflect the merger of the Valley Farms, Inc. (a subsidiary of Uni-Marts, Inc.) Cash or Deferred Profit Sharing Plan with and into the Plan and to incorporate the amendments necessary to comply with regulations issued by the Internal Revenue Service (IRS).

     The following is a summary description of the Plan. Participants should refer to the Plan document for a complete description of the Plan. Employees are eligible to participate after attainment of age 21, and completion of at least 1,000 hours of service in one eligibility computation period. Employees whose wages and conditions of employment are subject to agreement with a collective bargaining agent are not eligible to participate unless provided by the collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     All eligible employees may direct the Company to contribute from 1% to 3% of their compensation to the Plan on their behalf as a basic contribution. An additional amount up to 12% of compensation may be deposited as a supplemental contribution. Total individual employee contributions are indexed annually for inflation and may not exceed $9,500, $9,240, and $8,994 per Plan year ended 1996, 1995 and 1994, respectively, as provided in the Plan. The Company will make matching contributions equal to $.50 for each $1.00 of basic contribution and may make an optional contribution at the discretion of the Board of Directors. No optional contributions were made in the Plan years 1996, 1995 and 1994. Each participant has at all times a 100% nonforfeitable interest in their account balance.

     Each employee directs that his/her contribution be invested and reinvested in one or more of the investment funds selected by the Trustee and/or in the Company's common stock. The Trustee determines how all amounts credited to a member's optional contribution account, if any, will be invested. All income, expenses, gains or losses attributable to
     assets held in each    investment fund are reflected therein exclusively.

     Participants' accounts may be withdrawn upon separation from the Company, death, disability or retirement (regular - age 65; early - age 55). Withdrawals, except for hardship withdrawals, are distributed in lump sums, including earnings. A participant may request a loan or apply for a hardship withdrawal in accordance with the provisions of the Plan. The Company has the right to terminate the Plan subject to the provisions of ERISA.

2.   ADMINISTRATION OF THE PLAN

     The Company is the administrator of the Plan. All fees related to the Plan's administration and recordkeeping are paid by the Company and therefore are not reported as an expense of the Plan.

3.   INVESTMENTS

     Investments representing units of funds maintained by diversified, open-end management investment companies are stated at fair value as determined by published market prices. Uni-Marts, Inc. common stock is valued at the closing market price. Income and expenses relating to these investments are recorded on the accrual basis of accounting.

INVESTMENTS AT SEPTEMBER 30, ARE AS FOLLOWS:

                                                1996          1995
Money Market Fund:
   Massachusetts Financial Services
      Cash Reserve Class B                                  $   27,171
   Rushmore Money Market Fund                $  484,119        565,147
                                             ----------     ----------
                                                484,119        592,318
                                             ----------     ----------
Government Income Fund:
   Massachusetts Financial Services
      Government Mortgage Class A                85,699         82,269
   Massachusetts Financial Services
      Government Mortgage Class B               136,377        198,105
   Franklin U.S. Government Securiti            426,338        273,059
                                             ----------     ----------
                                                648,414        553,433
                                             ----------     ----------
Capital Growth Fund:
   Massachusetts Financial Services
      Capital Growth Class A                    295,431        249,338
   Massachusetts Financial Services
      Capital Growth Class B                    429,331        422,739
   Janus Fund                                   852,007        571,267
                                             ----------     ----------
                                              1,576,769      1,243,344
                                             ----------     ----------
High Income Fund:
   Massachusetts Financial Services
      High Income Class A                        65,835         59,309
   Massachusetts Financial Services
      High Income Class B                        96,902        123,814
   Franklin Income Fund                         392,670        266,404
                                             ----------     ----------
                                                555,407        449,527
                                             ----------     ----------
Uni-Marts, Inc. Common Stock                  1,088,524        849,414
                                             ----------     ----------
Investments                                   4,353,233      3,688,036

Participant Loans                                49,845         58,607
                                             ----------     ----------
Total Investments                            $4,403,078     $3,746,643
                                             ==========     ==========

     During 1996, 1995 and 1994, the Plan purchased from Uni-Marts, Inc. 23,361; 29,054 and 28,937 shares of its common stock at a cost of $184,243; $164,560 and $160,785, respectively. The price paid for these shares was the average of the bid and ask price per share on the date purchased for the portion of the 1994 Plan year that the stock was traded on the over-the-counter market. For the 1996 and 1995 Plan years and the portion of the 1994 Plan year that the stock was traded on the American Stock Exchange, the price paid for the shares was as traded on the American Stock Exchange.

4.   TAX STATUS

     The trust established under the Plan to hold the Plan's assets is qualified pursuant to the appropriate section of the Internal Revenue Code (IRC), and, accordingly, the trust's net investment income is exempt from income taxes. The Plan obtained its latest determination letter on September 9, 1993, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax exempt as of the financial statement date.


                                *****

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
SEPTEMBER 30, 1996
----------------------------------------------------------------------------------------------------------
                                        DESCRIPTION OF INVESTMENT INCLUDING
                                         MATURITY DATE, RATE OF INTEREST,                      CURRENT
IDENTITY OF ISSUE                        COLLATERAL, PAR OR MATURITY VALUE         COST         VALUE

Massachusetts Financial Services:
    Government Mortgage Class      Government Bond Mutual Fund, 13,084 shares        *          $85,699
    Government Mortgage Class      Government Bond Mutual Fund, 20,821 shares        *          136,377
    Capital Growth Class A         Stock Mutual Fund, 17,523 shares                  *          295,431
    Capital Growth Class B         Stock Mutual Fund, 25,525 shares                  *          429,331
    High Income Class A            Corporate Bond Mutual Fund, 12,375 shares         *           65,835
    High Income Class B            Corporate Bond Mutual Fund, 18,215 shares         *           96,902
Rushmore Money Market Fund         Money Market Account, 484,119 shares           484,119       484,119
Franklin U.S. Government
 Securities                        Government Bond Mutual Fund, 63,443 shares        *          426,338
Janus Fund                         Stock Mutual Fund, 31,756 shares                  *          852,007
Franklin Income Fund               Corporate Bond Mutual Fund, 170,726 shares        *          392,670
Uni-Marts, Inc. Common Stock       Company Common Stock, 131,942 shares           523,602     1,088,524
Employee Loans Receivable          Maturing 1998 - 2010, interest from 7% to 8.5   49,845        49,845
                                                                                             ----------
Total                                                                                        $4,403,078
                                                                                             ==========

*Cost information is not available


UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS INVOLVING SECURITIES
OF THE SAME ISSUE WHERE THE AGGREGATE AMOUNT EXCEEDS 5% OF
BEGINNING PLAN VALUE

YEAR ENDED SEPTEMBER 30, 1996
-------------------------------------------------------------------------------------------------------------------
                                                                                         CURRENT VALUE
                                                                 EXPENSE                  OF ASSET ON
 IDENTITY OF                             PURCHASE   SELLING   INCURRED WITH   COST OF     TRANSACTION      NET GAIN
PARTY INVOLVED   DESCRIPTION OF ASSET     PRICE      PRICE     TRANSACTION     ASSET         DATE           (LOSS)

Uni-Marts, Inc.    Uni-Marts, Inc.       Various      N/A          None      $184,243       $184,243          N/A
                   common stock


                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


          UNI-MARTS, INC.
          RETIREMENT SAVINGS & INCENTIVE PLAN


          /S/ J. KIRK GALLAHER
          ------------------------------------
          J. Kirk Gallaher
          Executive Vice President

                               EXHIBIT INDEX


                                                                        Page(s)

         23      Consent of Independent Certified Public Accountants.     17

EXHIBIT


INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in the Registration Statement No. 33-9807 of Uni-Marts, Inc. on Form S-8 of our report dated November 20, 1996 appearing in this Annual Report on Form 11-K of Uni-Marts, Inc. Retirement Savings and Incentive Plan for the year ended September 30, 1996.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 12, 1996